As filed with the Securities and Exchange Commission on June 17, 2011
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Compressco Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	94-3450907
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

COMPRESSCO PARTNERS, L.P.
2011 LONG TERM INCENTIVE PLAN
(Full Title of the Plan)

Bass C. Wallace, Jr.
General Counsel
24955 Interstate 45 North
The Woodlands, Texas 77380
(Name and address of agent for service)

(281) 367-1983
(Telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ X ] (Do not check if a smaller reporting company)	Smaller Reporting Company [ ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common units representing limited partner interests	1,537,122 units	$18.97	$29,159,205	$3,386

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of common units registered herein includes an indeterminate number of additional units that may be issued with respect to the securities registered hereunder by reason of unit dividends, spin-offs, extraordinary dividends, unit splits, exchanges, recapitalizations, mergers, consolidations, reorganizations or similar transactions.

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low sales prices of the Registrant’s common units on the NASDAQ Stock Market on June 16, 2011.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan listed on the cover of this registration statement (the “Registration Statement”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been previously filed by Compressco Partners, L.P. (the “Partnership”) with the Securities and Exchange Commission (the “SEC”), are incorporated by reference into this Registration Statement:

(a) The Partnership’s Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act on June 16, 2011; and

(b) The description of the Partnership’s common units contained in the Registration Statement on Form S-1 initially filed with the SEC on November 10, 2008, as thereafter amended from time to time for the purpose of updating, changing or modifying such description.

All documents filed by the Partnership pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The First Amended and Restated Agreement of Limited Partnership of Compressco Partners, L.P. (the “Partnership Agreement”) provides that Compressco Partners, L.P. (the “Partnership”) will, in most circumstances, indemnify the following persons to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or similar events:

•	any general partner;
•	any departing general partner;
•	any person who is or was an affiliate of the general partner or any departing general partner;
•
any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of the Partnership or its subsidiaries, a general partner, any departing general partner or any of their respective affiliates;

•
any person who is or was serving at the request of a general partner, any departing general partner or any of their respective affiliates as an officer, director, manager, managing member, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Partnership or its subsidiaries, provided that any such person shall not be entitled to indemnification by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services;

•	any person who controls a general partner or departing general partner; and
•	any person the general partner designates as entitled to indemnification because of such person’s service, status or relationships.

Any indemnification under these provisions will be made only out of the assets of the Partnership, it being agreed that the Partnership’s general partner will not be personally liable for such indemnification and will have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification. The Partnership may purchase and maintain insurance on behalf of its general partner, its affiliates and such other persons as its general partner may determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify any such person against such liability under the provisions of the Partnership Agreement.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

The following exhibits have been filed as a part of this Registration Statement and are specifically incorporated by reference:

Exhibit No.	Description
+4.1
Certificate of Limited Partnership of Compressco Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership’s Registration Statement on Form S-1 filed on November 10, 2008 (SEC File No. 333-155260)).

+4.2
Certificate of Correction of the Certificate of Limited Partnership of Compressco Partners, L.P. (incorporated by reference to Exhibit 3.5 to the Partnership’s Amendment No. 1 to Registration Statement on Form S-1 filed on December 19, 2008 (SEC File No. 333-155260)).

+4.3
First Amended and Restated Agreement of Limited Partnership of Compressco Partners, L.P. (including the specimen certificate evidencing common units representing limited partner interests in the Partnership) (incorporated by reference to Exhibit 3.2 to the Partnership’s Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act on June 16, 2011 (SEC File No. 333-155260)).

*4.4	Compressco Partners, L.P. 2011 Long Term Incentive Plan.
*4.5	Form of Employee Restricted Unit Agreement under the Compressco Partners, L.P. 2011 Long Term Incentive Plan.
*4.6	Form of Director Restricted Unit Agreement under the Compressco Partners, L.P. 2011 Long Term Incentive Plan.
*5.1	Opinion of Vinson & Elkins LLP.
*23.1	Consent of Vinson & Elkins LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*24.1	Powers of Attorney (included on signature page).

+Incorporated by reference.
* Filed herewith.

Item 9. UNDERTAKINGS

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodlands, State of Texas, on this 17th day of June, 2011.

COMPRESSCO PARTNERS, L.P.

By: COMPRESSCO PARTNERS GP INC.
its General Partner

By:/s/Ronald J. Foster
Name: Ronald J. Foster
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Ronald J. Foster his lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name and Signature	Title	Date

/s/Ronald J. Foster	President and Director	June 17, 2011
Ronald J. Foster	(Principal Executive Officer)

/s/Gary L. McBride	Chief Financial Officer and Corporate Secretary	June 17, 2011
Gary L. McBride	(Principal Financial Officer)

/s/Geoffrey M. Hertel	Chairman of the Board of Directors and Director	June 17, 2011
Geoffrey M. Hertel

/s/Stuart M. Brightman	Director	June 17, 2011
Stuart M. Brightman

/s/William D. Sullivan	Director	June 17, 2011
William D. Sullivan

EXHIBIT INDEX

Exhibit No.	Description
+4.1
Certificate of Limited Partnership of Compressco Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership’s Registration Statement on Form S-1 filed on November 10, 2008 (SEC File No. 333-155260)).

+4.2
Certificate of Correction of the Certificate of Limited Partnership of Compressco Partners, L.P. (incorporated by reference to Exhibit 3.5 to the Partnership’s Amendment No. 1 to Registration Statement on Form S-1 filed on December 19, 2008 (SEC File No. 333-155260)).

+4.3
First Amended and Restated Agreement of Limited Partnership of Compressco Partners, L.P. (including the specimen certificate evidencing common units representing limited partner interests in the Partnership) (incorporated by reference to Exhibit 3.2 to the Partnership’s Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act on June 16, 2011 (SEC File No. 333-155260)).

*4.4	Compressco Partners, L.P. 2011 Long Term Incentive Plan.
*4.5	Form of Employee Restricted Unit Agreement under the Compressco Partners, L.P. 2011 Long Term Incentive Plan.
*4.6	Form of Director Restricted Unit Agreement under the Compressco Partners, L.P. 2011 Long Term Incentive Plan.
*5.1	Opinion of Vinson & Elkins LLP.
*23.1	Consent of Vinson & Elkins LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*24.1	Powers of Attorney (included on signature page).

+Incorporated by reference.
* Filed herewith.